UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Multi-Asset Income Fund

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nuveen A TIAA Company NUVEEN MULTI-ASSET INCOME FUND (NMAI) YOUR FUND, YOUR VOTE, YOUR VOICE. Vote today, your investment’s future should be decided by you. Only your latest dated proxy will be counted. THIS ANNUAL MEETING IS DIFFERENT: MAY 31, 2024 | 12:30 P.M. CENTRAL TIME A self-interested hedge fund managed by Saba Capital Management, L.P. (“Saba”) wants control over the future of your investment. By seeking to oust your qualified Trustees to install an individual with zero closed-end fund experience, Saba has shown that only Saba comes first. You should know... If Saba is successful, their hand-picked nominee may disrupt your Fund’s ability to perform over time and deliver the reliable, consistent income that you have come to expect. With Saba on the Board, their misguided agenda will come before your best interests. We are committed to protecting your best interests. YOUR TRUSTEES ARE QUALIFIED, EXPERIENCED, AND INDEPENDENT. 17+ YEARS OF CLOSED-END FUND EXPERIENCE 130+ YEARS OF RELEVANT EXPERIENCE YOUR TRUSTEES WORK TO DELIVER RELIABLE DISTRIBUTIONS AND NARROW DISCOUNTS +33.3% 1-YEAR DISTRIBUTION ENHANCEMENT AS OF MARCH 31, 2024 The best guardians of your Fund are your diverse group of elected Board Nominees, with deep expertise in closed-end funds. YOUR VOTE IS NECESSARY. This is no time for taking chances. Your Fund—and your financial future—is on the line. Saba’s nominee is not the best steward of your financial interests, and we need you to vote today to protect our shared future. DO NOT SIGN OR RETURN ANY CARD SENT TO YOU BY SABA, EVEN TO VOTE “AGAINST” OR TO “WITHHOLD” OR TO “ABSTAIN” WITH RESPECT TO THE DISSIDENT’S PROPOSALS. VOTE TODAY, THIS IS YOUR LAST CHANCE TO SAVE YOUR FUND. VOTE ONLINE TODAY Using the website provided on your WHITE proxy card and following the simple instructions VOTE BY PHONE TODAY By calling the toll-free number on your WHITE proxy card and following the simple instructions VOTE BY MAIL TODAY By completing and returning your WHITE proxy card in the postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Computershare Fund Services toll free at 866-357-4425.